Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

CONFIDENTIAL AGREEMENT

This Confidential Agreement (the “Agreement”) is made and entered into this 30th day of June, 2015 (the “Effective Date”), by and between (a) Nobilis Health Corp., a British Columbia corporation (“Parent”), (b) Northstar Healthcare Subco, LLC, a Delaware limited liability company (“Subco,” and, together with Parent, “Nobilis”), (c) Athas Health, LLC, a Texas limited liability company (“Athas”), (d) [***], and (d) the other persons executing this Agreement as reflected on the signature pages hereto (collectively, the “Athas Sellers”). Nobilis, Athas and the Athas Sellers may be referred to collectively as the “Parties,” or as appropriate, any one of the Parties may be referred to as “Party.” Capitalized words not otherwise defined herein are defined in the MIPA (defined below). In exchange for the Consideration set forth below (as defined herein), the Parties agree to all of the terms and conditions stated herein, including the recitals, which are of material consideration hereto:

RECITALS

WHEREAS, Nobilis and Athas Sellers are parties to that certain Membership Interest Purchase Agreement (the “MIPA”) dated as of November 26, 2014 (the “Closing Date”), which is attached hereto as Exhibit 1, whereby Subco purchased 100% of the membership interest in Athas (the “Membership Interest”) from the Athas Sellers;

WHEREAS, as additional consideration for the purchase of the Membership Interest, the Athas Sellers are currently owed, in the aggregate, 4,666,667 shares of Nobilis common stock, of which half was to be paid to the Athas Sellers on the first anniversary of the MIPA’s closing date and half was to be paid on the second anniversary of the MIPA’s closing date (collectively, the “Contingent Shares”);

WHEREAS, [***];

WHEREAS, [***];

WHEREAS, Nobilis also believes that it is or may be entitled to recover [***] of the [***] which total, in the aggregate, One Million Seven Hundred Thousand Dollars ($1,700,000.00) [***], and Nobilis believes that it will be entitled to collect [***], personally, Eight Hundred Fifty Thousand Dollars ($850,000.00) [***] to cover certain expenses related to [***], all of which [***] have contested;

WHEREAS, [***];

WHEREAS, [***];

WHEREAS, the matters described in these recitals are the hereinafter referred to as the “Disputes”;

WHEREAS, each Party denies all of the claims alleged against it related to or arising out of the Disputes; and

WHEREAS, in order to avoid further time, expense and uncertainties of litigation, the Parties desire to settle and resolve their differences in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the respective promises and the Consideration of the Parties set forth herein, the Parties hereby agree to compromise and settle all disputes between them relating to the matters made the basis of the Disputes, or related to or arising out of the Disputes, as more fully set forth in the Disputes, and as more fully set forth herein.

I.	Consideration

A.	Waiver of Membership Interest Purchase Agreement Indemnity. The Parties hereby irrevocably waive the MIPA’s Article XI in its entirety.

B.	Consideration from the Athas Sellers.

1.

Reduction of Number of Issuable Contingent Shares. The aggregate number of shares of Nobilis common stock (“Common Shares”) owed by Nobilis to the Athas Sellers as Contingent Shares shall be reduced by Eight Hundred Thirty Six Thousand Twenty Nine (836,029) Common Shares, allocated among the Athas Sellers as set forth on Schedule 4 (the “Withheld Shares”) such that Nobilis shall owe the Athas Sellers, in the aggregate, Three Million Eight Hundred Thirty Thousand Six Hundred Thirty Seven (3,830,637) Common Shares (the “Settlement Shares”). The Parties agree that the Withheld Shares shall be credited against and shall extinguish the [***].

2.

Sales Restrictions. From the Effective Date until July 1, 2016, the Athas Sellers shall not sell, contract to sell (including any short sale or other hedging transaction), or otherwise dispose of, or grant any option to purchase or otherwise transfer any Closing Shares or Settlement Shares, except:

a.

Through private brokered or “block” sales pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), if available at the time of sale, or other available exemption from registration under the Securities Act, for sale in the United States.

b.

Through controlled sales by and through PI Financial Corp. or Mackie Research Capital Corporation, where such sales are conducted after giving prior written notice to Nobilis and in a manner designed to protect the trading price of the Common Shares. Athas Sellers hereby agree to permit PI Financial Corp. or Mackie Research Capital Corporation, as applicable, to consult with Nobilis with respect to such trading strategies for any sales conducted pursuant to this provision.

c.	Each Athas Seller who will have received, after giving effect to this Agreement, an aggregate number of Closing Shares and Settlement Shares that is equal to or less than 150,000, may sell shares:

i.

in an amount that shall not exceed, in the aggregate over any 30 consecutive trading days, that number of shares which equals 1/3 of such Athas Seller’s aggregate holdings of Common Shares as of the Effective Date, and

ii.	in an amount that shall not exceed, on any given trading day, 5,000 shares.

d.	Athas Sellers may make sales or purchases of additional shares of Common Stock that are acquired on the open market after the Effective Date of this Agreement;

e.	Athas Sellers may transfer Closing Shares or Settlement Shares between one or more other Athas Sellers, subject to this Agreement;

f.	Athas Sellers may transfer shares with the prior written consent of Parent, which may be granted or withheld in Parent’s sole discretion;

g.

if an Athas Seller is a corporation, limited liability company, partnership or trust, such Athas Seller may transfer its Closing Shares or Settlement Shares to any Affiliate (as defined in the Registration Rights Agreement); and

h.

if an Athas Seller is an individual, such Athas Seller may transfer its Closing Shares or Settlement Shares by gift, will or intestacy to one or more Immediate Family Member (as defined in the Registration Rights Agreement) or to a trust or partnership, the beneficiaries or partners of which are exclusively the Athas Seller or the Athas Seller’s Immediate Family Member(s); provided, however, that in such case it shall be a condition to such transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Shares subject to the provisions of this Agreement, and provided further that such transfer not involve a disposition for value.

In order to assure the Athas Sellers of their ability to utilize Rule 144 as described in Section 2a above, Nobilis hereby covenants (i) to respond to requests for transfer of Closing Shares or Settlement Shares (and removal of restrictive legends thereon) within five business days of the date that Rule 144 paperwork is submitted on behalf of an Athas Seller by the applicable securities brokerage firm and (ii) to provide the opinion of counsel within such time period at its expense to Nobilis’ transfer agent that may be required for the transfer of such Common Shares pursuant to Rule 144.

3.	Releases by Athas Sellers. The Athas Sellers shall provide the releases set forth in Section III.

C.	Consideration from Nobilis and Athas.

1.

Payment of Settlement Shares. Effective as of the Effective Date, Nobilis has authorized for issuance to each Athas Seller the Settlement Shares in the amounts listed across from each such Athas Seller’s name on the treasury order, the form of which is attached as Schedule 3, and Nobilis covenants to provide the applicable certificates for such Settlement Shares on the earlier of (i) the date that is fifteen (15) business days following the Effective Date and (ii) the date on which Parent receives required approvals from both the NYSE MKT and the TSX regarding the issuance of Common Shares subject to such treasury order. Nobilis covenants to complete all required listing applications of the NYSE MKT and the TSX no later than August 31, 2015 and respond diligently to all requests of the NYSE MKT and TSX in connection therewith. In any event, Nobilis agrees that the holding period for Rule 144 purposes in respect of Settlement Shares shall commence with the authorization of such issuance as of the Effective Date. The Athas Sellers hereby jointly and severally represent and warrant that the number of Settlement Shares listed across from each such Athas Seller’s name represents all of the Settlement Shares to which such Athas Seller is entitled and that the amounts listed were determined solely by the mutual agreement of the Athas Sellers. Nobilis shall have no liability to any Athas Seller for any disputes arising out of or related to the amount or number of Settlement Shares such Athas Seller receives or is entitled to receive, including, without limitation, any disputes related to the proportion of Withheld Shares attributable to such Athas Seller.

2.	[***].

3.	[***].

4.	[***].

5.

Removal of Restrictive Legends. Parent shall immediately instruct its transfer agent to remove any existing legends related to the contractual lock up from the Closing Shares. Nobilis further covenants that certificates representing the Settlement Shares will not contain any restrictive legends other than those required by the Securities Act or the TSX.

6.

Registration of Closing Shares and Settlement Shares. Nobilis shall to use commercially reasonable efforts to include such of the Closing Shares and Settlement Shares that Athas Sellers elect to include, pursuant to their rights under the Registration Rights Agreement, for registration in the Registration Statement on Form S-1 pursuant to the Securities Act being prepared by Parent pursuant to the Underwriting Agreement by and between Parent and Mackie Capital Research (“Mackie”) dated as of May 13, 2015. Athas Sellers acknowledge that the inclusion of the Closing Shares and Settlement Shares is subject to Mackie’s consent. In the event that Mackie does not consent to the inclusion of the Closing Shares and the Settlement Shares in the Registration Statement, Nobilis acknowledges that it is bound by the terms of Section 2 of the Registration Rights Agreement.

7.	Releases by Nobilis, Athas and [***]. Nobilis, Athas and [***] shall provide the releases set forth in Section II.

8.

Several Liability. Nobilis hereby agrees that, from and after the Effective Date, it shall only be entitled to seek indemnification under Section 11.1 of the MIPA on a several basis from the Sellers (as defined in the MIPA) who are not Parties hereto (individually, a “Non-Party Seller,” and two or more are “Non-Party Sellers”)

On the Effective Date, the indemnification provided for in the MIPA’s Article XI shall terminate with respect to claims for indemnity between any Party to this Agreement and no Party shall bring any claim pursuant to such Article XI thereafter; provided, however, the foregoing shall not apply with respect to the Non-Party Sellers as set forth in Section I(C)(8) above.

D.	Section A, Section B, Section C and Section D of this Section I are the “Consideration”.

II.	Releases by Nobilis, Athas and [***]

Nobilis, Athas and [***] each (on behalf of itself and its respective subsidiaries) do hereby fully RELEASE, ACQUIT AND FOREVER DISCHARGE each of the Athas Sellers (and their respective affiliates), individually and collectively, and Chris Lloyd, individually and in his capacities as an officer, director and/or manager of each Nobilis, Athas and [***] (and each of their respective subsidiaries), from any and all claims, demands, causes of action, liabilities, expenses or costs of any character or nature, known or unknown, asserted or that could have been asserted (i) in the Disputes, and/or which arise out of the matters made or that could have been made the basis of the Disputes, or (ii) in connection with the negotiation and execution of this Agreement, in each case including, but not limited to, any and all claims, arising out of contracts, torts, or property rights, whether arising under statutory or common law, at law or in equity, that are now recognized by law, statute, regulation, judicial decision, INCLUDING, BUT NOT LIMITED TO, the following: all actual damages; exemplary, treble or punitive damages, penalties of any kind; loss of income; common law and statutory penalties; damages to real or personal property or property rights; economic or business losses; all claims for attorneys’ fees and costs; prejudgment and post-judgment interest, and injunctive relief. This release does not apply to the performance by an Athas Seller of its respective obligations under this Agreement or otherwise to any breach of this Agreement and any matter not contemplated by subparts (i) and (ii) of this Section II.

III.	Releases by Athas Sellers

Each Athas Seller (on behalf of itself and its affiliates) does hereby fully RELEASE, ACQUIT AND FOREVER DISCHARGE (a) Chris Lloyd, individually, and in his capacity as an officer, director and/or manager of each of Nobilis, Athas and [***] (and each of their respective subsidiaries), (b) Steven Ganss in his capacity as Seller Representative, and (c) each of Nobilis, Athas and [***] (and each of their respective subsidiaries) from any and all claims, demands, causes of action, liabilities, expenses or costs of any character or nature, known or unknown, asserted or that could have been asserted (i) in the Disputes, and/or which arise out of the matters made or could have been made the basis of the Disputes, or (ii) in connection with the negotiation and execution of this Agreement, in each case including, but not limited to, any and all claims, arising out of contracts, torts, or property rights, whether arising under statutory or common law, at law or in equity, that are now recognized by law, statute, regulation, judicial decision, INCLUDING, BUT NOT LIMITED TO, the following: all actual damages; exemplary, treble or punitive damages, penalties of any kind; loss of income; common law and statutory penalties; damages to real or personal property or property rights; economic or business losses; all claims for attorneys’ fees and costs; prejudgment and post-judgment interest, and injunctive relief. This release does not apply to the performance by Nobilis, Athas or [***] of their respective obligations under this Agreement and any matter not contemplated by subparts (i) and (ii) of this Section III.

IV.	Indemnity.

A.

Lloyd and Ganss Indemnity. Nobilis shall indemnify and hold harmless Chris Lloyd, individually and in his capacity as an officer, director and/or manager of Nobilis or Athas, and Steven Ganss in his capacity as Seller Representative, from and against any losses, including reasonable attorney’s fees, for any claims brought by any Non-Party Seller related to or arising out of (i) the Disputes or the matters made the basis of the Disputes, or (ii) in connection with the negotiation and execution of this Agreement.

B.

Athas Seller Indemnity. Nobilis shall indemnify and hold harmless each Athas Seller, individually, from and against any losses, including reasonable attorney’s fees, related to any judgment for which an Athas Seller would be personally liable (which, for clarity, does not include liability in his or her capacity as an officer, director and/or manager of [***] or Athas) that is entered in either the Elite Litigation or the [***].

V.	Warranties

1.

The Parties warrant and represent to each other that each has the authority to bind himself/herself/itself hereunder in the capacities stated herein, that each is competent to execute this Agreement and was fully informed of its terms, contents, conditions, and effects before executing this instrument, and that in executing this Agreement, no promise or representation of any kind has been made to them, except as expressly stated in this Agreement. The Parties represent that they have relied solely upon their own judgment after consulting with counsel, that neither is relying on any representation of another Party or another Party’s counsel except as contained in this Agreement, and that they fully understand the terms of this Agreement and that the Consideration mentioned is all the Consideration to be received for the claims released herein and the execution of this Agreement.

2.

The Parties represent and warrant that this Agreement and the Consideration and the respective releases provided in Sections II and III (collectively, the “Releases”) are being made by the Parties as a final compromise and settlement of disputed claims and causes of action, and that such Agreement and Consideration and Releases are not to be construed as an admission of liability of any fact on the part of any Party. The Parties have expressly denied any liability to one another. It is contracted that neither this Agreement, nor the compromise and settlement agreement evidenced hereby, shall be used against any Party as evidence of liability or for estoppel in any suit, claim or proceeding of any nature. However, this Agreement may be asserted by either Party (a) as an absolute and final bar to any claim or proceeding now pending or hereafter brought by any person, firm or corporation claiming by, through or under the other Party alleging claims related to the subject matter of the Disputes or the Agreement, or (b) in any action to enforce the terms of this Agreement.

3.

By the signatures below, the Parties represent and warrant that the undersigned signatories are authorized to execute this Agreement and understand that this Agreement constitutes a final and complete release of claims as more fully set forth above.

VI.	Successors and Assigns

This Agreement is binding upon and inures to the benefit of the Parties, in all capacities, including their parent, subsidiary and affiliate corporations, attorneys, officers, directors, employees, agents, successors, heirs, predecessors, assigns and legal representatives, and anyone claiming by, through or under them. As part of the consideration, the Parties expressly represent and warrant for themselves, and their parent, subsidiary and affiliate corporations, attorneys, officers, directors, employees, agents, successors, heirs, predecessors, assigns and legal representatives that (1) the undersigned is legally competent and authorized to execute this Agreement, and (2) the Party has not assigned, pledged or otherwise in any manner whatsoever sold or transferred any right, title or interest which it had or may have in the claims hereby released or the Disputes.

VII.	Confidentiality

In exchange for the Consideration and Releases herein, and except as may be required for the dismissal of the Lawsuit and related proceedings, or the enforcement or carrying out the terms of this Agreement, the Parties agree to keep the nature and terms of this Agreement, and the Consideration, as well as any negotiations relating thereto (referred to collectively as “Confidential Information”), confidential through, and further agree not to divulge Confidential Information to any persons (including, but not limited to, any experts, third parties, consultants, witnesses, and/or agents or representatives of the press of media), except to their attorneys, accountants, financial advisors and like professionals, as reasonably necessary, in the ordinary course of handling the Disputes and the ordinary course of business and as required by law. Public dissemination and disclosure to the press or media shall not be deemed to be in the ordinary course of handling the Disputes or the ordinary course of business. If inquiry is made, a Party may respond that the Disputes have been amicably resolved or settled by mutual agreement. The Parties acknowledge that the harm caused by a breach of this Confidentiality provision is difficult to estimate or incapable of estimation, and that any breach of this Confidentiality provision shall entitle a non-breaching Party to immediate injunctive relief, together with all costs and fees associated with seeking such relief. Notwithstanding the foregoing provisions, in the event that Nobilis should be required by applicable law (which, for the avoidance of doubt, includes obligations pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended) or legal process to disclose any Confidential Information, or to the extent that, in Nobilis’ counsel’s reasonable discretion, disclosure of the terms of this Agreement is necessary to effectuate the purpose of this Agreement (which, for the avoidance of doubt, includes disclosure in connection with any registration of the Closing Shares and the Settlement Shares under the Securities Act), such disclosure shall not constitute a breach of this Confidentiality provision.

VIII.	No other representations

All agreements and understandings of all parties are embodied and expressed in this Agreement; and no other representation of any kind has been made to either Party with respect to this settlement by the other Party or any other person, firm, association, corporation, or other entity acting on its behalf except as expressly set forth herein.

IX.	Severability

The provisions of this Agreement are severable. If for any reason any provision of this Agreement is determined to be invalid, unenforceable, or contrary to any existing or future law to any extent, such provision shall be enforced to the extent permissible under the law and such invalidity, unenforceability, or illegality shall not impair the operations of or otherwise affect those portions of this Agreement which are valid, enforceable, and legal. No Party to this Agreement shall initiate any proceeding challenging the validity or enforceability of any provision of this Agreement once it has been signed. The Parties reserve only their right to enforce the terms and provisions of this Agreement to the extent that they are not fully performed by any other Party.

X.	Governing Law

This Agreement is entered into, and shall be governed by, construed in accordance with, and enforced under the laws of the State of Texas. The terms and conditions contained in this Agreement are not mere recitals, but are obligations binding the Parties in accordance with, and to the fullest extent of, Texas law.

XI.	Construction

This Agreement has been prepared jointly by the Parties, and each Party has had an opportunity to consult with legal counsel concerning its content. No ambiguity in the language of this Agreement shall be construed against any Party, and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

XII.	Entire Agreement

This Agreement is a fully integrated agreement. It contains the full and final expression of the Parties relative to its subject matter and all the promises and covenants exchanged by the Parties. This Agreement constitutes the entire contract between the Parties and supersedes any and all prior or contemporaneous agreements, communications, or understandings, whether written or unwritten, between or among any of the Parties with respect to the matters set forth herein. It is intended by the Parties that this Agreement shall be complete and shall not be subject to the claim of mistake of fact or law by the Parties. It is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect whatsoever except by an executed written agreement. The Parties hereto agree that they will make no claim at any time or place that this Agreement has been orally altered or modified or otherwise changed by oral communication of any kind or character. The waiver by either Party hereto of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any breach or any other provision herein, nor shall failure to enforce any provision herein operate as a waiver at such time or at any future time of performance of any other provision herein.

XIII.	Counterparts

This Agreement may be executed in one or more counterparts by each Party hereto (including by facsimile or .pdf file by electronic mail), each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

[Remainder of page intentionally left blank. Signature pages follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date inscribed below their respective signatures, and the individuals signing this Agreement warrant and represent that they have the authority to bind themselves and the Parties to the terms of this Agreement.

Subco:

Northstar Healthcare Subco, LLC

By:	/s/ Matthew K. Maruca
Matthew K. Maruca, General Counsel

NOBILIS:

Nobilis Health Corp.

By:	/s/ Kenneth J. Klein
Kenneth J. Klein, CFO

ATHAS:

Athas Health, LLC

By:	/s/ Andy Chen
Andy Chen, CFO

[***]

[***]

By:
[***]

[Signatures continue on next page]

ATHAS SELLERS:

/s/ Chris Lloyd
Chris H. Lloyd

The Wells Children’s Irrevocable Trust

By:	/s/ Jay V. Wells
Name:	Jay Wells
Title:	Trustee

The Vance Wells Irrevocable Asset Trust

By:	/s/ Vance Wells
Name:	Vance Wells
Title:	Trustee

The Kym Wells Irrevocable Asset Trust

By:	/s/ Kim Wells
Name:	Kym Wells
Title:	Trustee

/s/ Vance Wells
Vance Wells

The Ganss Irrevocable Trust

By:	/s/ Carter Ganss
Name:	Carter Ganss
Title:	Trustee

The Steven Ganss Irrevocable Asset Trust

By:	/s/ Steven Ganss
Name:	Steven Ganss
Title:

[Signatures continue on next page]

The Amy Ganss Irrevocable Asset Trust

By:	/s/ Amy Ganss
Name:	Amy Ganss
Title:

/s/	Steve Ganss
Steve Ganss

/s/	Alex Noffsinger
Alex Noffsinger

/s/	Nick Lloyd
Nick Lloyd

/s/	Tyler Holland
Tyler Holland

/s/	Lewis Lefko
Lewis Lefko

/s/	Brett Lamb
Brett Lamb

/s/	Doug Johnson
Doug Johnson

/s/	Christopher Smith
Christopher Smith

/s/	John Lookabaugh
John Lookabaugh

/s/	Jonathan Herland
Jonathan Herland

/s/	Greg Campbell
Greg Campbell

[Signatures continue on next page]

/s/	Brad Nelson
Brad Nelson

/s/	Keith Crider
Keith Crider

/s/	Christopher Quinn
Christopher Quinn

/s/	Erin Bouck
Erin Bouck

/s/	Chance McElhaney
Chance McElhaney

Cottonwood Family Trust

By:	/s/ Shelley Arnette
Name:	Shelley Arnette
Title:	Trustee

/s/	Melanie Gross
Melanie Gross

Schedule 1

[***]

Schedule 2

[***]

Schedule 3

[***]

Schedule 4

[***]